EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders:
People's Liberation, Inc. and Subsidiaries

We consent to the incorporation by reference and inclusion in the Registration Statements (SEC File Nos. 333-152961 and 333-134672) on Form S-8 of People's Liberation, Inc. of our report dated March 20, 2008, relating to the consolidated financial statements for the year ended December 31, 2007, which report appears in the December 31, 2008 Annual Report on Form 10-K of People's Liberation, Inc.


/s/ GROBSTEIN, HORWATH & COMPANY LLP
------------------------------------

Sherman Oaks, California
March 27, 2009